UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 29, 2012

DICK’S SPORTING GOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On November 29, 2012, Timothy E. Kullman informed Dick’s Sporting Goods, Inc. (the “Company”) of his intention to retire in 2013.  Mr. Kullman serves as the Company’s Executive Vice President- Finance, Administration and Chief Financial Officer and has served as the Company’s Chief Financial Officer since April 2007.  The Company has commenced a search for Mr. Kullman’s replacement.  Mr. Kullman will continue in his current role until his successor is hired, and he has agreed to remain with the Company until April 2013 or such later date as needed to effect a proper transition.

In connection with providing transition services until his retirement, the Company will pay Mr. Kullman a retention bonus of $750,000 payable in December  2012.  The retention bonus will be subject to recoupment on a pro rata basis in the event Mr. Kullman leaves the Company prior to April 5, 2013.  Until his retirement, Mr. Kullman will continue to receive his base salary and be eligible for an annual cash performance incentive bonus based on his service in 2012.

Item 8.01	Other Events.

On December 5, 2012, the Board of Directors of the Company authorized and declared a special cash dividend in the amount of $2.00 per share on its Common Stock and Class B Common Stock.  The dividend is payable in cash on December 28, 2012 to stockholders of record at the close of business on December 17, 2012.  A copy of the press release dated December 5, 2012 announcing the dividend is filed as Exhibit 99.1 to this report.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)                              Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated December 5, 2012 by Dick’s Sporting Goods, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: December 5, 2012	By:	/s/ DAVID I. MOSSÉ
	Name:	David I. Mossé
	Title:	SVP – General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 5, 2012 by Dick’s Sporting Goods, Inc.